EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements (as amended) of our reports dated February 24, 2023, relating to the financial statements of Morgan Stanley and subsidiaries (the “Firm”), and the effectiveness of the Firm’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2022:

Filed on Form S-3:
Registration Statement No. 333-250103
Registration Statement No. 333-250103-01
Registration Statement No. 333-253728

Filed on Form S-8:
Registration Statement No. 33-63024
Registration Statement No. 33-63026
Registration Statement No. 33-78038
Registration Statement No. 33-79516
Registration Statement No. 33-82240
Registration Statement No. 33-82242
Registration Statement No. 33-82244
Registration Statement No. 333-04212
Registration Statement No. 333-28141
Registration Statement No. 333-28263
Registration Statement No. 333-62869
Registration Statement No. 333-78081
Registration Statement No. 333-95303
Registration Statement No. 333-55972
Registration Statement No. 333-85148

Filed on Form S-8:
Registration Statement No. 333-85150
Registration Statement No. 333-108223
Registration Statement No. 333-142874
Registration Statement No. 333-146954
Registration Statement No. 333-159503
Registration Statement No. 333-159504
Registration Statement No. 333-159505
Registration Statement No. 333-168278
Registration Statement No. 333-172634
Registration Statement No. 333-177454
Registration Statement No. 333-183595
Registration Statement No. 333-188649
Registration Statement No. 333-192448
Registration Statement No. 333-204504
Registration Statement No. 333-211723
Registration Statement No. 333-218377
Registration Statement No. 333-231913
Registration Statement No. 333-256493
Registration Statement No. 333-266612

/s/ Deloitte & Touche LLP
New York, New York
February 24, 2023